As filed with the Securities and Exchange Commission on February 1, 2019

Registration No. 333-229177
Registration No. 333-225529
Registration No. 333-223244
Registration No. 333-221287
Registration No. 333-216087
Registration No. 333-209609
Registration No. 333-208006
Registration No. 333-208005
Registration No. 333-202029
Registration No. 333-193612
Registration No. 333-187340
Registration No. 333-182212
Registration No. 333-175378

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-229177
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-225529
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-223244
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-221287
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-216087
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-209609
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-208006
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-208005
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-202029
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-193612
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-187340
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-182212
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-175378

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pandora Media, LLC

(as successor to Pandora Media, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3352630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2100 Franklin Street, Suite 700
Oakland, CA 94612

(Address, including zip code, of Registrant’s Principal Executive Offices)

2014 Stock Incentive Plan of AdsWizz Inc.
2014 Employee Stock Purchase Plan
2011 Equity Incentive Plan
Ticketfly, Inc. 2008 Stock Plan
2004 Stock Plan
2000 Stock Incentive Plan

(Full title of plan)

Patrick L. Donnelly
Secretary
Pandora Media, LLC
2100 Franklin Street, Suite 700
Oakland, CA 94612
Telephone: (510) 451-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Eric Swedenburg
Ravi Purushotham
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☒ Large accelerated filer   ☐ Accelerated filer   ☐ Non-accelerated filer   ☐ Smaller reporting company   ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Pandora Media, LLC, a Delaware limited liability company, as successor to Pandora Media, Inc., a Delaware corporation (the “Company”), relate to the following Registration Statements on Form S-8 filed by the Company (each a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-229177), filed with the SEC on January 9, 2019, pertaining to the registration of 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable under the 2011 Equity Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-225529), filed with the SEC on June 8, 2018, pertaining to the registration of 655,601 shares of Common Stock issuable under the 2014 Stock Incentive Plan of AdsWizz Inc.;

•

Registration Statement on Form S-8 (No. 333-223244), filed with the SEC on February 26, 2018, pertaining to the registration of 10,000,000 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-221287), filed with the SEC on November 2, 2017, pertaining to the registration of 6,000,000 shares of Common Stock issuable under the 2014 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-216087), filed with the SEC on February 15, 2017, pertaining to the registration of 10,021,477 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-209609), filed with the SEC on February 19, 2016, pertaining to the registration of 8,998,816 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-208006), filed with the SEC on November 13, 2015, pertaining to the registration of 205,473 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-208005), filed with the SEC on November 13, 2015, pertaining to the registration of 3,215,223 shares of Common Stock issuable under the options to purchase stock granted under the Ticketfly, Inc. 2008 Stock Plan and restricted stock units granted under the Ticketfly, Inc. 2008 Stock Plan;

•

Registration Statement on Form S-8 (No. 333-202029), filed with the SEC on February 11, 2015, pertaining to the registration of 8,323,469 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-193612), filed with the SEC on January 28, 2014, pertaining to the registration of 11,815,837 shares of Common Stock issuable under the 2011 Equity Incentive Plan and 2014 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-187340), filed with the SEC on March 18, 2013, pertaining to the registration of 5,175,182 shares of Common Stock issuable under the 2011 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-182212), filed with the SEC on June 19, 2012, pertaining to the registration of 6,542,774 shares of Common Stock issuable under the 2011 Equity Incentive Plan; and

•

Registration Statement on Form S-8 (No. 333-175378), filed with the SEC on July 6, 2011, pertaining to the registration of 49,026,295 shares of Common Stock issuable under the 2000 Stock Incentive Plan, 2004 Stock Plan and 2011 Equity Incentive Plan.

These Post-Effective Amendments are being filed in connection with the closing on February 1, 2019 of the transactions contemplated by the Agreement and Plan of Merger and Reorganization by and among the Company, Billboard Holding Company Inc., Billboard Acquisition Sub, Inc., Sirius XM Holdings Inc. (“Sirius XM”), White Oaks Acquisition Corp. and Sirius XM Radio Inc., dated September 23, 2018 (as may be amended from time to time, the “Merger Agreement”). On February 1, 2019, through a series of transactions set forth in the Merger Agreement, the Company became an indirect wholly-owned subsidiary of Sirius XM.

In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered under such Registration Statement for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this February 1, 2019.

PANDORA MEDIA, LLC (as successor to Pandora Media, Inc.)

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.